SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report: July 30, 2010

CAPITAL GOLD CORPORATION
(Exact name of registrant as specified in Charter)

Delaware	0-13078	13-3180530
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

76 Beaver Street, 14th Floor New York, New York	10005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 344-2785

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports we file from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the Filings) relating to our industry and our operations and results of operations. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements and except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the exhibits attached to this Current Report on Form 8-K.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 26, 2010, the Board of Directors (the “Board”) of Capital Gold Corporation (the “Company”) appointed Mr. Scott Hazlitt to the Board.

As previously disclosed in the Company’s Form 8-K, filed with the Securities and Exchange Commision on June 29, 2010, Mr. Hazlitt was promoted from Vice President of Mine Development to serve as the Company’s Chief Operating Officer, effective July 1, 2010.  Since 2001, Mr. Hazlitt, 58, has served as the Company’s Vice President of Mine Development. In that position, he has focused on development of the Company’s El Chanate concessions. Currently, he is involved in mine expansion plans and corporate development. He has worked primarily in reserves, feasibility, development and mine operations. His work experience has included precious metals, base metals, uranium, and oil shale. Mr. Hazlitt served as mine manager at Capital Gold’s Hopemore Mine in Leadville, Colorado from November 1999 until 2001. He was Mine Operations Chief Geologist for Getchell Gold from 1995 to 1999. From 1992 to 1995, he was self-employed as a consulting mining geologist in California and Nevada. From 1988 to 1992, Mr. Hazlitt was a project geologist and Mine Superintendent for the Lincoln development project. He served as Vice President of Exploration for Mallon Minerals from 1984 to 1988. He was a mine geologist for Cotter Corporation in 1978 and 1979, and was a mine geologist for ASARCO from 1979 to 1984. He was a contract geologist for Pioneer Uravan and others from 1975 to 1977. Mr. Hazlitt was a field geologist for ARCO Syncrude Division at their CB oil Shale project in 1974 and 1975. His highest educational degree is Master of Science from Colorado State University. He is a registered geologist in the state of California.

There is no arrangement or understanding between Mr. Hazlitt and any other persons pursuant to which Mr. Cooper was selected as a director, and there are no related party transactions involving Mr. Hazlitt that are reportable under Item 404(a) of Regulation S-K.

There are no material plans, contracts or arrangements to which Mr. Hazlitt is a party or in which he participates nor has there been any material amendment to any plan, contract or arrangement by virtue of Mr. Hazlitt’s appointment.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL GOLD CORPORATION

By:	/s/ Christopher Chipman
Name: Christopher Chipman
Title: Chief Financial Officer

Dated: July 30, 2010